THE HIH SHARE OPTION
                                      PLAN



                                      RULES

                                       and

                                   REGULATIONS

                            THE HIH SHARE OPTION PLAN
                       (As amended on the 29 January 1992)



1.       Name of the Plan

         The Plan shall be known as The HIH Share Option Plan.

2.       Definitions

(A)      For the purposes of the Plan, unless the context otherwise requires:-

"Adoption          Date"  means  the date on which  the
                   Plan is  adopted  by the  Company in
                   General Meeting.

"Auditors"         means the auditors for the time being of the Company

"Board" means the Board of Director of the Company or the Directors present at a duly convened meeting of the Directors at which a quorum is present.

"Company"          means    Huntingdon    International
                   Holdings   plc   ("HIH")   and   its
                   subsidiary  companies  from  time to
                   time being  bodies  corporate  which
                   HIH is to taken to have  control for
                   the  purposes  of Section 840 of the
                   Income  and  Corporation  Taxes  Act
                   1988  and  which  are   subsidiaries
                   within the meaning of Section 736 of
                   the Companies Act 1985.

"Conditional       Option"  means  an  option   granted
                   pursuant  to  paragraph  5 below  to
                   subscribe  for Ordinary  Shares that
                   is for the time being outstanding.

"Eligible          Employee"  means  a  person  who  is
                   required to devote substantially the
                   whole  of his  time  (being  no less
                   than 25 hours per  week) to  service
                   as   Director  or  employee  of  the
                   Company  and who is  selected by the
                   Board to participate in the Plan.

"Option"           means an option granted  pursuant to
                   the plan to  subscribe  for Ordinary
                   Shares  that is for the  time  being
                   outstanding (including a Conditional
                   Option).

"Option            Period"  means  in  relation  to any
                   Option the period  commencing on the
                   second anniversary and ending on the
                   seventh  anniversary  of the date on
                   which that Option was granted.

"Option Price"     in relation to any Ordinary Shares the subject of an Option means the price, determined in accordance with paragraph
                   4(B) or in the case of a Conditional Option in accordance with paragraph 5(B)(2) below, at which the Participant holding that Option may subscribe for those Ordinary Shares pursuant to the Plan.

"Ordinary Shares" means fully paid Ordinary shares of the Company.

"Participant"     means an Eligible Employee who holds
                  an  Option  or,  where  the  context
                  permits,         his        personal
                  representatives.

"Plan" means this Plan, as amended from time to time.

"Plan             Period" means the period  commencing
                  on the  Adoption  Date and ending on
                  31st December 1997.

(B) Where the context so admits, the singular shall include the plural and vice versa and the masculine shall include the feminine.

(C) Any reference to a statutory provision is a reference to that provision as for the time being amended or re-enacted.



3.       Duration of the Plan

         The Plan shall take effect on the Adoption Date and no Option shall be granted under the Plan other than during the Plan Period.

4.       Grant of Options

(A) Subject to the provisions of the Plan, the Board may in its discretion at any time and from time to time during the Plan Period offer and grant to Eligible Employees (to be selected in each case at the discretion of the Board) Option entitling them to subscribe for such number of Ordinary Shares at the Option Price as the Board shall in each case determine.

(B) Subject to paragraphs 5, 10 and 12 below, the Option Price payable for each Ordinary Share in respect of which an Option is exercised shall be whichever is the greater of the following:-

         (i) an amount equal to the average of the middle market quotations for an Ordinary Share as at the close of business on the five dealing days prior to the date on which the Option was offered to the Participant concerned; and

         (ii)     the nominal value of one Ordinary Share.

(C) The offer of an Option shall be made to an Eligible Employee by letter in such form as the Board may decide and must be accepted in writing in such manner and within such period as the Board may prescribe and must be accompanied by the consideration payable under paragraph 7 below. An offer which is not so accepted shall lapse. An offer may be accepted in part.

(D) Each Option granted shall be evidenced by a certificate in such form as the Board shall from time to time determine.

(E) For the purposes of the Plan, an Option sha11 be deemed to have been offered on the date of the letter of offer from the Board and sha11 be deemed to have been granted on the date on which the acceptance of such offer by the Eligible Employee concerned together with the consideration payable under paragraph 7 below shall have been received by the Board.

(F) The rights granted to a Participant under this Plan shall be personal to the Participant and shall not be capable of being dealt with otherwise than by the exercise thereof by the Participant personally or by his personal representatives in accordance with paragraph 8(E) below. Any purported assignment, pledge, disposal of or other dealing with an Option by a Participant shall entitle the Board to cancel that Option.

5.       Conditional Options

(A) Subject to the provisions of this paragraph, the Board may in its discretion and from time to time on or prior to the 15th April 1983 offer to persons who are full-time Directors or employees of the Company (to be selected in each case at the discretion of the Board) Conditional Options entitling them to subscribe for such number of Ordinary Shares at the Option Price as the Board shall in each case determine.

(B)      The provisions of the Plan sha1l apply to Conditiona1Options save that:

         (1) All the Conditional Options shall lapse and be cancelled if the proposed offer for sale ("the Offer for Sale") by Becton Dickinson and Company ("BD") of 4,000,000 Ordinary Shares shall not have occurred by 1st July 1983 or such later date as BD may notify to the Board on or before 1st July 1983 ("the Cancellation Date").

         (2) Subject to paragraphs 10 and 12 below, the Option Price payable for each Ordinary Share in respect of the which a Conditional Option is exercised shall be 90 per cent of the offering price of an Ordinary Share pursuant to the Offer for Sale.

         (3) Subject to paragraphs 6 and 10 below, the maximum number of Ordinary Shares in respect of which Conditional Options may be granted pursuant to this paragraph shall be limited in aggregate to 40,000 Ordinary Shares of (pound)0.10 each, being 1% of the issued Ordinary share capital of the Company on the Adoption Date.

         (4) No Conditional Option may be exercised prior to the day following the Cancellation Date.

6.       Limitations on Grant of Options

(A) The maximum number of Ordinary Shares in respect of which Options may be granted under the Plan on any day ("the relevant day") when added to the aggregate of the other numbers of Ordinary Shares specified in paragraphs (I) and (ii) below shall not exceed 10 percent of the number of Ordinary Shares in issue on the day immediately prior to the relevant day; that is to day, added to the aggregate of:-

         (i) the number of Ordinary Shares which have been acquired or are capable of acquired under Options granted under the Plan prior to the relevant day; and

         (ii) the number of Ordinary Shares which have acquired or are capable of being acquired pursuant to Options granted immediately prior to the relevant day under the HIH Approved Management Share Option Plan.

(B) No Option shall be offered to any person if the date of his retirement at normal retirement age would fall within the period of three years immediately following the date of such offer.

(C) No Option shall be offered or granted except during the period commencing on the lot day and ending on the 56th day following the announcement of the quarterly financial results of the Company.

(D) No Option sha1l be granted to subscribe for less than 10 Ordinary Shares.


7.       Consideration for Grant of Options

         The sum of (pound)1 shall be payable to the Company for the grant of every Option and such consideration shall not in circumstances be returnable to the Participant.

8.       Time for Exercise of Options

(A) An Option may not in any circumstances be exercised later than seven years after the date on which it was granted. On the expiry of such period and to the extent that it has not then been exercised, every Option shall terminate.

(B) Except as otherwise provided in this paragraph or in paragraphs 11 and 12 below:-

         (1) an Option may not be exercised earlier than two years after the date on which it was granted; and

         (2) the number or Ordinary Shares in respect of which an Option is exercised during the first year of the Option Period may not in aggregate exceed 50 % of the number of Ordinary Shares the subject of that Option.

(C) An Option may not (except as otherwise provided in this paragraph) be exercised unless at the date of its exercise the Participant is then, and has been continuously since the date on which the Option was granted, in the full-time employment of the Company

(D) If a Participant ceases to be in the full-time employment of the Company:-

         (i) by reason of his retirement on attaining normal retirement age or, with the specific consent of the Board, at a younger age; or

         (ii) by reason of injury , disability or ill-health (established in any such case to the satisfaction of the Board) or dismissal for redundancy (within the meaning of the Employment Protection (Consolidation) Act 1978);

         then and in any such case that Participant may (whether or not two years shall have then expired from the date of grant of the Option) exercise any Option then held by him at any time within the period of six months after he ceases to be so employed, but subject in all such cases to the time limit set out in sub-paragraph (A) of this paragraph.

(E) If a Participant dies either before or during the Option Period applicable to any Option held by him, but while that Participant is still in the full-time employment of the Company, his personal representatives may exercise that Option at any time within twelve months after the death of the Participant but subject in all such cases to the time limit set out in sub-paragraph (A) of this paragraph.

(F) If a Participant ceases at any time to be employed in a full-time capacity by the Company in circumstances arising from actions of the Company, such circumstances being beyond the Participant's control and being events other than those referred to in paragraph (D) of this paragraph, the Board shall determine in its absolute discretion whether or not the Participant may exercise any Option held by him which at the date of such cessation of employment was exercisable but unexercised and the restrictions (if any) to which such exercise shall be subject.

(G) The terms of employment of a Participant by the Company shall not be affected by his participation in the Plan and on the termination of his employment with the Company for any reason, he shall not be entitled to any damages or other benefit to compensate him for the loss of any rights under the Plan.

9.       Procedure on Exercise of Options

(A) An Option shall be exercised by the Participant delivering to the Secretary of the Company:-

         (i) a notice in a form approved by the Board, signed by the Participant and stating the number of Ordinary Shares in respect of which the Option is exercised;

         (ii) the Option Price payable for the Ordinary Shares in respect of which the Option is exercised; and

         (iii) the relevant Option Certificate, for amendment or cancellation as the case may require.

         Subject to the provisions. of paragraph 8(B) above an Option may be exercised in whole or in part. Any partial exercise of an Option shall be in respect of 10 Ordinary Shares or a multiple thereof, provided that a partial exercise of an Option shall not be permitted if after such exercise the outstanding Option rights of the Participant concerned would relate to a number of Ordinary Shares less than 10.

(B) Subject to such consents of any competent authority under any enactment or regulations for the time being in force as may be necessary and subject to compliance with the terms of the Option, the Company shall, not later than 30 days after the exercise of an Option, allot to the Participant (or in the case of the exercise of an Option in accordance with paragraph 8(E) above, his legal personal representatives) at the Option Price the number of Ordinary Shares specified in the notice of exercise of the Option and shall deliver to the Participant (or such personal representatives) a definitive share certificate or, at the discretion of the Directors, a fully paid allotment letter or renounceable share certificate in respect thereof.

(C) The Ordinary Shares so allotted will rank pari passu in all respects with the Ordinary Shares in issue on the date of exercise of the Option, except that the Shares so allotted shall not entitle the holder to participate in any dividend or other distribution declared or which the Company has announced it proposes to pay to holders of Ordinary Shares on the register on a date prior to the date of exercise of the Option.

(D) The Company shall at all times keep available sufficient unissued Ordinary Share capital to meet in full any exercise of any Option.

10.      Variation of Capital

If a variation in the issued share capital of the Company (whether by way of a capitalisation or rights issue, sub-division, consolidation or reduction) shall take place after the Adoption Date, then:-

(i)      the Option Price and/or

(ii)     the number of Ordinary Shares comprised in any Option

(iii)    the limits imposed by paragraph 6(A) above

shall be varied in such manner as the Auditors shall certify in writing to be in their opinion fair and reasonable, except that if any variation would otherwise result in the Option Price for any Ordinary Share being less than its nominal value, the Option Price as adjusted shall be the nominal value of that Ordinary Share.

11.      Change of Control

If at any time after the Cancellation Date while any Options remain in force (whether before or during the Option Period applicable to that Option) the Board receives notice that the legal or beneficial ownership of an aggregate of 25% or more of the issued Ordinary Share capital of the Company has become vested in a person (for which purpose the provisions of Sections 66 and 67 of the Companies Act 1981 requiring the interests of certain connected persons or persons acting together to be aggregated shall apply) the Board shall within 10 days of receipt of such notice give notice ("Early Exercise Notice") that such Options may be exercised during the period of 90 days after the date of the Early Exercise notice.

12.      Winding up of the Company

(A) In the event of a voluntary winding up of the Company for the purposes of reorganisation or reconstruction, such adjustment shall be made to any unexercised Option, including the number of Ordinary Shares comprised therein and the Option Price payable therefor, as the Auditors shall, upon the request of the Board, certify in writing to be fair and reasonable except that if any adjustment would otherwise result in the Option Price for any Ordinary Share being less than its nominal value the Option Price as adjusted shall be the nominal value of that Ordinary Share.

(B) In the event of any other voluntary winding up of the Company while an Option remains in force (whether occurring before or during the Option Period applicable to that Option) the Participant who holds that Option shall be entitled upon giving to the Company within 90 days after the commencement of the winding up notice in writing accompanied by payment of the Option Price and the relevant Option Certificate(s) elect to be treated as if his Option had been exercised, either wholly or to the extent specified in the notice, immediately before the commencement of the winding up and shall be entitled to receive in the liquidation a sum equal to the amount he would have received as holder of the Ordinary Shares to which he would have been entitled upon exercise of the Option.

(C) Subject as otherwise provided in this paragraph a11 Options sha1l lapse on the winding up of the Company.


13.      Alterations to the Rules of the Plan

         The Board may by resolution alter any of the provisions of the Plan (whether retrospectively or otherwise) except that:

         (i) the definitions of "Eligible Employee" and "Option Price" in paragraph 2 above, the provisions of paragraphs 4(B), 4(F), 5, 6(A), 8, 9(C), 10, 11 and 12 above and the provisions of this paragraph shall not be altered except with the prior approval of the Company in general meeting; and

         (ii) no alteration shall be made, without his written consent, to any rights already vested in any Participant.


14.      Administration

(A) The Plan shall be administered by the Board and any dispute or question relating to the Plan or to any Option granted under the Plan shall be determined by the Board whose decision (other than on a matter to be certified by the Auditors) shall be final and binding.

(B) All costs and expenses incurred in the administration of the Plan shall be borne by the Company.

(C) The Board shall maintain all necessary books of account and records relating to the Plan.

(D)      Every Participant shall be sent:-

         (i) written notice of any variation made pursuant to paragraphs 10 and 12(A) above;

         (ii) notification of the happening of any event referred to in paragraph 11 above;

         (iii) written notice of any alteration made pursuant to paragraph 13 above; and

         (iv) a copy of every document sent to the holders of Ordinary Shares which he is not otherwise entitled to receive.

(E) Any notice or documents to be given to an Eligible Employee or a Participant may be delivered to him by hand or sent to him by post at his last known home address according to the information provided by him. Any notice or document sent by post shall be deemed to have been received 48 hours after posting.


15.      Directors

         A Participant who is a Director of the Company may, notwithstanding his interest, vote on any Board resolution concerning the Plan (other than in respect of his own participation therein) and may retain any benefits under the Plan.


16.      Listing

         The Company will at its own expense make application to the Council of The Stock Exchange for shares allotted pursuant to the exercise of any Option, or American Depositary Shares representing such shares, to be admitted to the Official List, if at the time of such allotment any Ordinary Shares or American Depositary shares representing such shares are so listed.